Exhibit 10.1

Barington/Hilco Acquisition Corp. Receives Nasdaq Notice of Non-Compliance and Terminates Negotiations

Los Angeles, CA/ PRNEWSWIRE / May 21, 2018 / Barington/Hilco Acquisition Corp. (Nasdaq:BHAC) announced today that on May 17, 2018, it received a written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it was no long in compliance with the Nasdaq Listing Rules because it had not timely filed its Form 10-K for the period ended December 31, 2017 or its Form 10-Q for the quarter ended March 31, 2018. Nasdaq further advised that under its Rules, the Company has until June 18, 2018 to submit a plan to regain compliance which, if accepted by Nasdaq, could permit BHAC up to 180 calendar days from the date of the initial delinquent filing due date, or until October 15, 2018, to regain compliance. The Nasdaq notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of BHAC’s securities on the NASDAQ Capital Market.

BHAC intends to file its Annual Report on Form 10-K for the period ended December 31, 2017 and its Interim Report for the quarter ended March 31, 2018 on or about May 31, 2018, or as soon thereafter as is practicable.

About Barington/Hilco Acquisition Corp.    The Company is a special purpose acquisition corporation formed to consummate an acquisition or business combination that is approved by the holders of a majority of its outstanding shares of common stock. Unless it obtains an extension from its shareholders in the event the Company is unable to consummate a business combination approved by its shareholders by June 30, 2018, it will be forced to liquidate and funds held in a special trust account will be returned to its shareholders.

Forward-Looking Statements:

This press release contains “forward-looking statements.” Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected. Underlying assumptions include without limitation, the potential o the Company being delisted from trading on Nasdaq and its inability to timely consummate a business combination. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contact Information:

Investor Relations
Barington/Hilco Acquisition Corp.

(310) 734-1310